SMITH BARNEY MONEY FUNDS, INC.

	ARTICLES OF AMENDMENT
	CHANGING NAME OF CLASSES
	PURSUANT TO MGCL SECTION 2-605

	Smith Barney Money Funds, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:


	FIRST: The Charter of the Corporation is hereby amended to provide as follows:

	(A) The name and designation of the Class C Shares of the Government Portfolio series of capital stock are hereby changed to Class Y Shares of such series or portfolio.

	(B) The name and designation of the Class B Shares of the Government Portfolio series of capital stock are hereby changed to Class C Shares of such series or portfolio.


	SECOND: The amendment does not change the outstanding capital stock of the Corporation or the aggregate par value thereof.


	THIRD: The foregoing amendment to the Charter of the Corporation has been approved by the Board of Directors and is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law.


	FOURTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

	IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Chairman of the Board and witnessed by its Secretary on this 3rd day of November, 1994.


Attest:						SMITH BARNEY MONEY FUNDS, INC.


_________________________			By:
____________________________
Christina T. Sydor		    			Stephen J. Treadway
Secretary			    			Chairman of the Board



	THE UNDERSIGNED, the Chairman of the Board of Smith Barney Money Funds, Inc. who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



							_____________________________
							Stephen J. Treadway
							Chairman of the Board